Exhibit 1.01

Conflict Minerals Report of American Eagle Outfitters, Inc.

In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of American Eagle Outfitters, Inc. (“The Company”) for calendar year 2015 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). The intent of this Conflict Minerals Report (“CMR”) is to describe the Company’s due diligence process following Rule 13p-1 requirements.

1.	Design of Due Diligence Measures

The Company’s due diligence process is based on the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements. The Company engaged Source Intelligence (“SI”), a third-party information management service provider, to design and implement the diligence activities regarding our minerals supply chain.

2.	Due Diligence Measures Implemented

The Company took the following Due Diligence measures:

Adopt a conflict minerals policy

The Company’s conflict minerals policy is publicly available at http://betterworld.ae.com. It states:

POLICY ON CONFLICT MINERALS LAW COMPLIANCE

I. SCOPE

This policy applies to all American Eagle Outfitters, Inc. (“AEO”) suppliers of branded and co-branded products.

II. BACKGROUND

AEO is committed to ensuring that metals and other minerals contained in its branded and co-branded products are obtained, produced and used in an environmentally and socially responsible manner.

Under the “conflict minerals” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, AEO is required to conduct due diligence regarding its use of four metals: gold, columbite-tantalite (tantalum), cassiterite (tin) and wolframite (tungsten) (collectively, the “Conflict Minerals”) and whether those Conflict Minerals originated in the Democratic Republic of Congo or adjoining countries1 (collectively, the “Covered Countries.”) The goal of these regulations is to end the violent conflict in the region, which has been partially financed by the exploitation and trade of Conflict Minerals originating in the Covered Countries. As a publicly traded company, AEO is required to request certain information from its suppliers and report on its inquiries and due diligence to the U.S. Securities and Exchange Commission.

[1]	Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia

III. POLICY

Each AEO Supplier will be required to provide information each year regarding the origin of any Conflict Minerals that are necessary to the functionality or production of AEO products. This inquiry should be reasonably designed to determine whether any such minerals originated in the Covered Countries or are from recycled or scrap sources. The required information will be collected by AEO via a survey, which will be facilitated by a third party company.

Verification efforts will be led by AEO and/or a designated third party company who will also be available to assist suppliers in their efforts to ensure that AEO products are Conflict Minerals free.

AEO does not ban the use of minerals that originate in the Covered Countries. However, suppliers must be able to show proof that the minerals can be traced back to registered conflict-free smelters.

In the event that our suppliers have a reason to believe that Conflict Minerals used in AEO products may have originated in the Covered Countries, we will assist in performing due diligence on our supply chain in a manner consistent with the guidance issued by the Organization for Economic Cooperation and Development (“OECD”) to ensure that they are Conflict Minerals free. For more information on the OECD guidelines, please visit http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

Assemble an internal team to support supply chain due diligence

The management of our Conflict Minerals policy lies within our Responsible Sourcing department, which reports into our External Engagement & Social Responsibility and Production departments. The Responsible Sourcing team worked closely with SI to design and implement the diligence activities surrounding our minerals supply chain. Additional oversight and input was provided by our Conflict Minerals cross-functional team, which includes representatives from Corporate Governance, Finance, Investor Relations, Legal, Risk Management, and Corporate Social Responsibility departments.

Establish a system of controls and transparency over the mineral supply chain

To provide transparency within the Company’s mineral supply chains and to facilitate communication of policies and expectations, the Company engaged SI to complement internal management processes. SI’s online system is used to identify suppliers in our mineral supply chains and the relationships between them, collect, store and review information on 3TG mineral sourcing practices, track information on smelters and refiners (“SORs”), and flag risks based on SOR sourcing practices. This system utilized the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Due Diligence Template (“EICC-GeSI Template”) for data collection. This system is designed to allow collection and housing of data on supply chain circumstances, which can be updated to reflect changing realities within the supply chain, such as new customer-supplier relationships, new products, etc.

SI helped us to engage with our manufacturing suppliers as part of its Conflict Minerals management system. Engagement consisted of multiple communication outreaches to educate suppliers on our expectations for sourcing and Conflict Minerals policy, and the SEC Rule 13p-1 rule requirements.

Supplier engagement followed these steps:

•	An introduction email was sent to Tier I suppliers describing the compliance requirements and requesting conflict minerals information.

•	After initial introductions to the program and information requests, additional follow-up emails were sent to each non-responsive supplier requesting survey completion.

•	Suppliers who remained non-responsive to email reminders were contacted by telephone to try and determine the reason for the delay and to provide further assistance for completing the request.

Suppliers were provided various avenues to obtain additional information and guidance regarding our Conflict Minerals compliance program, including an online supplier education portal and contact email addresses and telephone numbers for obtaining answers to questions and/or guidance on completing the information request. Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG minerals, as well as the origin of those materials. Additional supplier outreach was conducted to address issues including implausible statements regarding no presence of 3TG minerals, incomplete data on EICC-GeSI reporting templates, responses that did not identify smelters or refiners, responses which indicated sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelter or refiners, but not verified as such through further analysis and research.

A total of 204 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the “reasonable country of origin inquiry” (“RCOI”) process. The survey response rate among these suppliers was 85%. Of these responding suppliers, 13% responded yes as to having one or more of the 3TG minerals as necessary to the functionality or production of the products they supply to the Company. The Company has not received sufficient additional information from the responding suppliers to determine the origin of all of their 3TG minerals. We will continue our due diligence efforts in this regard.

Engage with SORs to obtain mine of origin and transit routes and assess whether SORs have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas

SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the Conflict Free Smelter Initiative (“CFSI”) Conflict-Free Smelter Program (“CFSP”), the London Bullion Market Association (“LMBA”) Good Delivery Program and the Responsible Jewelry Council (“RJC”) Chain-of-Custody Certification. Suppliers and products associated with certified SORs were assumed to be meeting the OECD Guidance due diligence standards and responsibly sourcing their materials.

Set forth below is the list of SORs identified in our supply chain so far, their conflict-free status and their country of origin:

SOR / Facility Name	Conflict-Free Status[2]	Countries of Origin
Gold

Advanced Chemical Company	N/A	United States

Aida Chemical Industries Co., Ltd.	CFSP	Bolivia, Canada, Japan, Peru, Recycle/Scrap, Spain

Argor-Heraeus SA	LBMA, RJC, CFSP	Argentina, Chile, China, South Africa

Asahi Pretec Corporation	LBMA, CFSP	Argentina, Australia, Brazil, Canada, Chile, Guinea, Japan, Mexico, Papua New Guinea, Peru, Recycle/Scrap, United States

Asahi Refining Canada Limited	LBMA, CFSP	No known country of origin.

Asahi Refining USA Inc.	LBMA, CFSP	Australia, Canada, China, Malaysia, United States

Asaka Riken Co., Ltd.	CFSP	Armenia, Japan, Mexico, Recycle/Scrap

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	N/A	Brazil, Turkey

Aurubis AG	LBMA, CFSP	China, Recycle/Scrap, United States

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, CFSP	Canada, Philippines

Bauer Walser AG		No known country of origin.

Boliden AB	LBMA, CFSP	Canada, Sweden

C. Hafner GmbH + Co. KG	LBMA, CFSP	No known country of origin.

Caridad	N/A	Bolivia, Chile, China, Japan, Mexico

CCR Refinery - Glencore Canada Corporation	LBMA, CFSP	Argentina, Australia, Canada, Chile, DRC- Congo (Kinshasa), Japan, Peru, United States, Zambia

Cendres + Métaux SA	N/A	Australia, Recycle/Scrap

Chimet S.p.A.	LBMA, CFSP	Australia, Italy, Mexico, Recycle/Scrap

Chugai Mining	N/A	Canada, Japan

Daejin Indus Co., Ltd.	N/A	Japan, South Korea

Daye Non-Ferrous Metals Mining Ltd.	N/A	China

DODUCO GmbH	CFSP	Recycle/Scrap

Dowa	CFSP	Canada, Indonesia, Japan, Mexico, United States

DSC (Do Sung Corporation)	N/A	Recycle/Scrap, South Korea

Eco-System Recycling Co., Ltd.	CFSP	Bolivia, Canada, Japan, Recycle/Scrap

Elemetal Refining, LLC	LBMA, CFSP	Brazil, Indonesia, Japan, Kazakhstan, Philippines, Russia, United States

Faggi Enrico S.p.A.	N/A	Italy, Recycle/Scrap

Gansu Seemine Material Hi-Tech Co., Ltd.	N/A	China

Great Wall Precious Metals Co., Ltd. of CBPM	LBMA	China

Guangdong Jinding Gold Limited	N/A	Australia, China, Taiwan

Hangzhou Fuchunjiang Smelting Co., Ltd.	N/A	China

[2]	Conflict free certification information is current as of April 19, 2016

Heimerle + Meule GmbH	LBMA, CFSP	Australia, Canada, China, Malaysia, Mozambique, Philippines, Recycle/Scrap, South Africa

Heraeus Ltd. Hong Kong	LBMA, RJC, CFSP	Australia, Canada, China, France, Japan, Laos, Malaysia, Mozambique, Peru, Philippines, South Africa, Taiwan, Thailand

Heraeus Precious Metals GmbH & Co. KG	LBMA, CFSP	Australia, Bolivia, Chile, China, Malaysia, Peru, United States

Hunan Chenzhou Mining Co., Ltd.	N/A	No known country of origin.

Hwasung CJ Co., Ltd.	N/A	Australia, Canada, Japan, Mexico, South Korea, United States

Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA	China, Mexico, Mongolia

Ishifuku Metal Industry Co., Ltd.	LBMA, CFSP	No known country of origin.

Istanbul Gold Refinery	LBMA, CFSP	Turkey

Japan Mint	LBMA, CFSP	Japan

Jiangxi Copper Company Limited	LBMA, CFSP	China, Japan, United States

JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA, CFSP	Australia, Canada, Japan, Russia

JSC Uralelectromed	LBMA, CFSP	Russia

JX Nippon Mining & Metals Co., Ltd.	LBMA, CFSP	Chile

Kazzinc	LBMA, CFSP	Australia, Kazakhstan, Peru

Kennecott Utah Copper LLC	LBMA, RJC, CFSP	No known country of origin.

Kojima Chemicals Co., Ltd.	CFSP	Japan

Korea Metal Co., Ltd.	N/A	Australia, Recycle/Scrap, South Korea

Kyrgyzaltyn JSC	LBMA	Australia, Brazil, Kyrgyzstan

L’ azurde Company For Jewelry	N/A	Australia, Canada, Japan, Saudi Arabia, Taiwan

Lingbao Jinyuan Tonghui Refinery Co., Ltd.	N/A	China

LS-NIKKO Copper Inc.	LBMA, CFSP	Australia, Brazil, Chile, India, Indonesia, Japan, Kazakhstan, Peru, South Africa, South Korea, United States

Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	N/A	China

Materion	CFSP	Brazil, Canada, Chile, China, United States

Matsuda Sangyo Co., Ltd.	LBMA, CFSP	Australia, Canada, China, Indonesia, Japan, United Kingdom, United States

Metalor Technologies (Hong Kong) Ltd.	LBMA, CFSP	Australia, China, Japan, Peru, United States

Metalor Technologies (Singapore) Pte., Ltd.	LBMA, CFSP	China

Metalor Technologies SA	LBMA, CFSP	Canada, China, Sweden, United Kingdom, United States

Metalor USA Refining Corporation	LBMA, RJC, CFSP	Canada, China, Mexico, United States

METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	LBMA, CFSP	China, Mexico

Mitsubishi Materials Corporation	LBMA, CFSP	Canada, Chile

Mitsui Mining and Smelting Co., Ltd.	LBMA, CFSP	Australia, Canada, China, Japan

Moscow Special Alloys Processing Plant	LBMA, CFSP	Russia

Nadir Metal Rafineri San. Ve Tic. A.Ş.	LBMA, CFSP	Saudi Arabia, Turkey

Navoi Mining and Metallurgical Combinat	LBMA, CFSP - Active	Indonesia, United States, Uzbekistan

Nihon Material Co., Ltd.	LBMA, CFSP	Australia, Canada, Japan, Mozambique

Ohura Precious Metal Industry Co., Ltd.	CFSP	Japan

OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	LBMA, CFSP	Russia

OJSC Kolyma Refinery	N/A	Russia

OJSC Novosibirsk Refinery	LBMA, CFSP	Italy, Russia

PAMP SA	LBMA, RJC, CFSP	Australia, Canada, Mexico, South Africa

Penglai Penggang Gold Industry Co., Ltd.	N/A	China

Prioksky Plant of Non-Ferrous Metals	LBMA, CFSP	Australia, China, Russia

PT Aneka Tambang (Persero) Tbk	LBMA, CFSP	Indonesia

PX Précinox SA	LBMA, RJC, CFSP	Australia, Canada, Mozambique

Rand Refinery (Pty) Ltd.	LBMA, CFSP	Canada, China, DRC- Congo (Kinshasa), Ghana, Guinea, Mali, Namibia, South Africa, Tanzania

Royal Canadian Mint	LBMA, CFSP	Canada, Chile, Guyana, Japan, Mexico, Peru, Suriname

Sabin Metal Corp.	N/A	Canada, China, United States

SAMWON METALS Corp.	N/A	Australia, China, South Korea

Schone Edelmetaal B.V.	LBMA, CFSP	No known country of origin.

SEMPSA Joyería Platería SA	LBMA, CFSP	Spain

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, CFSP	China, Japan, United States

Sichuan Tianze Precious Metals Co., Ltd.	LBMA, CFSP	No known country of origin.

So Accurate Group, Inc.	N/A	China, Thailand, United States

SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, CFSP	Russia, Taiwan

Solar Applied Materials Technology Corp.	LBMA, CFSP	Canada, China, Taiwan, United States

Sumitomo Metal Mining Co., Ltd.	LBMA, CFSP	Chile, Indonesia, Japan

Tanaka Kikinzoku Kogyo K.K.	LBMA, CFSP	Australia, Canada, Chile, China, Japan, Malaysia, Mexico, South Africa, United Kingdom, United States, Uzbekistan

The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, CFSP	China, Peru

Tokuriki Honten Co., Ltd.	LBMA, CFSP	Australia, Canada, Chile, China, Japan, Peru, United States

Tongling Nonferrous Metals Group Co., Ltd.	N/A	China

Torecom	N/A	South Korea

Umicore Brasil Ltda.	LBMA, CFSP	Brazil, Japan

Umicore Precious Metals Thailand	RJC, CFSP	Thailand

Umicore SA Business Unit Precious Metals Refining	LBMA, CFSP	No known country of origin.

Valcambi SA	LBMA, RJC, CFSP	Australia, Japan, Taiwan

Western Australian Mint trading as The Perth Mint	LBMA, CFSP	Australia, Bolivia, Chile, China, Guinea, Papua New Guinea, Peru, South Korea

Yamamoto Precious Metal Co., Ltd.	CFSP	Japan

Yokohama Metal Co., Ltd.	CFSP	Brazil, China, Japan, Malaysia

Yunnan Copper Industry Co., Ltd.	N/A	China

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, CFSP	Australia, Canada, China, Mozambique, Philippines, Thailand

Zijin Mining Group Co., Ltd. Gold Refinery	LBMA, CFSP	China, Kyrgyzstan, Mongolia, Papua New Guinea, Peru, Russia, Tajikistan

Tin

Alpha	CFSP	China, Peru, Recycle/Scrap, Thailand

Chenzhou Yunxiang Mining and Metallurgy Company Limited	N/A	No known country of origin.

China Tin Group Co., Ltd.	CFSP	China

CNMC (Guangxi) PGMA Co., Ltd.	N/A	China

Cooperativa Metalurgica de Rondônia Ltda.	CFSP	Australia, Brazil, Peru

CV Serumpun Sebalai	CFSP	Brazil, Malaysia

CV United Smelting	CFSP	China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru

Dowa	CFSP	No known country of origin.

EM Vinto	CFSP	Bolivia, Brazil, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru, Russia

Estanho de Rondônia S.A.	N/A	Brazil

Fenix Metals	CFSP	Brazil, Recycle/Scrap

Gejiu Kai Meng Industry and Trade LLC	CFSP - Active	China

Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP	Bolivia, Brazil, China, Indonesia, Peru

Gejiu Zili Mining And Metallurgy Co., Ltd.	N/A	Brazil, China

Huichang Jinshunda Tin Co., Ltd.	N/A	China

Jiangxi Ketai Advanced Material Co., Ltd.	CFSP	China

Linwu Xianggui Ore Smelting Co., Ltd.	N/A	China

Magnu’s Minerais Metais e Ligas Ltda.	CFSP	Brazil

Malaysia Smelting Corporation (MSC)	CFSP	DRC- Congo (Kinshasa), Indonesia, Malaysia

Melt Metais e Ligas S/A	CFSP	Brazil

Metallo-Chimique N.V.	CFSP	No known country of origin.

Mineração Taboca S.A.	CFSP	Brazil

Minsur	CFSP	Bolivia, Brazil, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru, Rwanda, Thailand

Mitsubishi Materials Corporation	CFSP	Indonesia

Nankang Nanshan Tin Manufactory Co., Ltd.		Bolivia, China, Portugal, Russia

O.M. Manufacturing (Thailand) Co., Ltd.	CFSP	China, Thailand

Operaciones Metalurgical S.A.	CFSP	Bolivia, Brazil, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru, Russia, Thailand

PT Artha Cipta Langgeng	CFSP	Bolivia, Brazil, China, Indonesia, Malaysia

PT Babel Inti Perkasa	CFSP	Indonesia, Peru

PT Bangka Tin Industry	CFSP	Bolivia, Brazil, China, Malaysia, Peru

PT Belitung Industri Sejahtera	CFSP	Indonesia

PT Bukit Timah	CFSP	Australia, Bolivia, Brazil, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru, Russia

PT DS Jaya Abadi	CFSP	Australia, Bolivia, Brazil, China, Indonesia, Malaysia, Peru, Russia

PT Eunindo Usaha Mandiri	CFSP	China

PT Karimun Mining		No known country of origin.

PT Mitra Stania Prima	CFSP	Bolivia, Brazil, China, Indonesia, Mexico, Russia

PT Prima Timah Utama	CFSP	No known country of origin.

PT Refined Bangka Tin	CFSP	China, Indonesia

PT Sariwiguna Binasentosa	CFSP	No known country of origin.

PT Stanindo Inti Perkasa	CFSP	Australia, Bolivia, Brazil, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru

PT Timah (Persero) Tbk Kundur	CFSP	Brazil, China, Indonesia, Malaysia, Peru, Thailand

PT Timah (Persero) Tbk Mentok	CFSP	Bolivia, Brazil, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Peru, Thailand

PT Tinindo Inter Nusa	CFSP	China, Indonesia

Rui Da Hung	CFSP	China

Soft Metais Ltda.	CFSP	Brazil

Thaisarco	CFSP	Australia, Bolivia, Brazil, China, DRC- Congo (Kinshasa), Indonesia, Malaysia, Myanmar, Peru, Portugal, Rwanda, Thailand

White Solder Metalurgia e Mineração Ltda.	CFSP	Brazil, China, Peru, Thailand

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CFSP - Active	China, Recycle/Scrap

Yunnan Tin Group (Holding) Company Limited	CFSP	Australia, Bolivia, Brazil, China, Indonesia, Malaysia, Peru

Tungsten

None	N/A	N/A

Tantalum

None	N/A	N/A

Report findings to senior management

All supply chain assessment findings are reported to senior management with details on all remediation steps taken by the associated supplier of the Company.

Devise and adopt a risk management plan

In addition to the system of controls previously described in this report, we have put in place several procedures to help mitigate the risk of Conflict Minerals entering our supply chain. First, our Conflict Minerals policy is listed in our Corporate Vendor Manual, which our suppliers agree to adhere to when they sign our master purchase agreement. The master purchase agreement is required of each supplier before any production can begin. The Corporate Vendor Manual is available to our suppliers through our Tradestone sourcing system and is updated on a semi-annual basis.

Our suppliers are further reminded of this policy through emails from the Company and through the suppliers’ interaction with SI.

In the event that 3TG minerals used in AEO products have been sourced in the DRC or surrounding areas, we work with the supplier to ensure that the minerals are sourced from registered conflict free smelters or are eliminated from use.

Lastly, in 2015 we continued our product-level inquiries with vendors who reported using one or more 3TG minerals on a company-level. As an expansion of this work, in 2016 we plan to ask all in-scope suppliers to report on their use of 3TG minerals in every applicable AEO style that is imported into the United States.

3.	Steps to Improve Due Diligence

The Company will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•	Increase the response rate for its RCOI process;

•	Shift our report program’s focus from company-level surveys to product-specific reporting;

•	Enhance supplier communication, training and escalation process to improve due diligence data accuracy and completion;

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the EICC/GeSI Conflict Free Smelter program; and

•	Contact smelters identified as a result of the RCOI process and request their participation in obtaining a “conflict free” designation from an industry program such as the CFSI’s Conflict-Free Smelter Program.

4.	Product Determination

Based upon its RCOI and due diligence efforts, the Company has been unable to determine the origin of all of the 3TG minerals used in its products.